Exhibit 99.1

Press Contact:	Nicole Anderson
Ciena Corporation
(410) 694–5786
pr@ciena.com

Investor Contact:	Suzanne DuLong
Ciena Corporation
(888) 243–6223
ir@ciena.com
FOR IMMEDIATE RELEASE
Ciena In Negotiations to Purchase Optical and Carrier Ethernet Assets of Nortel’s Metro Ethernet
Networks Business
LINTHICUM, Md., — October 5, 2009 — Ciena® Corporation (NASDAQ: CIEN), the network specialist, today confirmed that it is in advanced discussions to acquire substantially all of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business. The outcome of these discussions is uncertain and subject to negotiation of definitive agreements. Any agreements would be subject to a competitive bidding process under the United States Bankruptcy Code and the Canadian Companies’ Creditors Arrangement Act.
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About Ciena
Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.
Note to Investors
Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. These statements are based on information available to Ciena as of the date hereof and actual results could differ materially from those stated or implied. These statements are subject to risks and uncertainties associated with Ciena’s business, which include the risk factors disclosed in Ciena’s Form 10-Q filed with the SEC on September 3, 2009. Risks relating to the proposed transaction include, but are not limited to, there can be no assurance that definitive purchase agreements can be reached. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.